Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Covenant Transportation Group, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-134939, 033-88686, 333-2654, 333-67559, 333-37356, 333-50174, 333-88486, and 333-105880) of Covenant Transportation Group, Inc. of our reports dated March 14, 2008, relating to the consolidated balance sheets of Covenant Transportation Group, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the 2007 Annual Report on Form 10-K of Covenant Transportation Group, Inc.

Our report on the consolidated financial statements refers to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes as of January 1, 2007 and Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as of January 1, 2006.

/s/ KPMG LLP

Atlanta, Georgia
March 14, 2008

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